Exhibit 99(a)

Quarterly Servicer's Certificate

PPL Transition Bond Company LLC
$2,420,000,000 Transition Bonds, Series 1999-1

Pursuant to Section 4 of Annex 1 the Intangible Transition Property Servicing Agreement dated as of August 10, 1999 (the "Servicing Agreement") between PPL Electric Utilities Corporation, as Servicer and PPL Transition Bond Company, LLC, as Issuer, the Servicer does hereby certify as follows:

Capitalized terms used in the Quarterly Servicer's Certificate (the "Quarterly Certificate") have their respective meanings as set forth in the Servicing Agreement. References herein to the "Indenture" are to the Indenture dated as of August 10, 1999 between PPL Transition Bond Company, LLC, as issuer and The Bank of New York as Trustee.

Billing Periods: March 2002, April 2002, May 2002
Payment Date: June 25, 2002

1.	Collections Allocable and Aggregate Amounts Available for the Current Payment Date:
	i.	Remittances for the March 2002 Collection Period		$30,322,854.33
	ii.	Remittances for the April 2002 Collection Period		$29,649,196.46
	iii.	Remittances for the May 2002 Collection Period		$28,939,101.26
	iv.	Net Earnings on Collection Account		$147,581.04
	v.	Net Earnings on Capital Subaccount		$51,090.45
	vi.	Net Earnings on Overcollateralization Subaccount		$13,098.79
	vii.	Net Earnings on Reserve Subaccount		$67,787.17
	viii.	General Subaccount Balance		$89,190,709.50

	ix.	Reserve Subaccount Balance		$15,147,864.63
	x.	Overcollateralization Subaccount Balance		$3,270,270.16
	xi.	Capital Subaccount Balance (less $100K)		$12,000,000.00
	xii.	Collection Account Balance		$119,608,844.29

2.	Outstanding Principal Balance and Collection Account Balance as of Prior Payment Date:
	i.	Class A-1 Principal Balance		$0.00
	ii.	Class A-2 Principal Balance		$0.00
	iii.	Class A-3 Principal Balance		$209,424,797.00
	iv.	Class A-4 Principal Balance		$201,000,000.00
	v.	Class A-5 Principal Balance		$313,000,000.00
	vi.	Class A-6 Principal Balance		$223,000,000.00
	vii.	Class A-7 Principal Balance		$455,000,000.00
	viii.	Class A-8 Principal Balance		$454,000,000.00
	ix.	Transition Bond Principal Balance		$1,855,424,797.00

	x.	Reserve Subaccount Balance		$15,147,864.63
	xi.	Overcollateralization Subaccount Balance		$3,270,270.16
	xii.	Capital Subaccount Balance		$12,000,000.00

3.	Required Funding/Payments as of Current Payment Date:
	i.	Projected Class A-1 Bond Balance		$0.00
	ii.	Projected Class A-2 Bond Balance		$0.00
	iii.	Projected Class A-3 Bond Balance		$145,286,566.00
	iv.	Projected Class A-4 Bond Balance		$201,000,000.00
	v.	Projected Class A-5 Bond Balance		$313,000,000.00
	vi.	Projected Class A-6 Bond Balance		$223,000,000.00
	vii.	Projected Class A-7 Bond Balance		$455,000,000.00
	viii.	Projected Class A-8 Bond Balance		$454,000,000.00
	ix.	Projected Transition Bond Balance		$1,791,286,566.00

	x.	Required Class A-1 Coupon (6.08% per annum rate)		$0.00
	xi.	Required Class A-2 Coupon (6.41% per annum rate)		$0.00
	xii.	Required Class A-3 Coupon (6.60% per annum rate)		$3,455,509.15
	xiii.	Required Class A-4 Coupon (6.72% per annum rate)		$3,376,800.00
	xiv.	Required Class A-5 Coupon (6.83% per annum rate)		$5,344,475.00
	xv.	Required Class A-6 Coupon (6.96% per annum rate)		$3,880,200.00
	xvi.	Required Class A-7 Coupon (7.05% per annum rate)		$8,019,375.00
	xvii.	Required Class A-8 Coupon (7.15% per annum rate)		$8,115,250.00
	xviii.	Required Overcollateralization Funding		$327,027.00
	xix.	Required Capital Subaccount Funding		$0.00

4.	Allocation of Remittances as of Current Payment Date Pursuant to Section 8.02(d) of the Indenture:
*	i.	Bond Trustee Fees and Expenses		$5,625.00
	ii.	Independent Managers Fee		$0.00
**	iii.	Servicing Fee		$312,500.00
**	iv.	Quarterly Administration Fee		$25,000.00
**	v.	Operating Expenses (subject to $100,000 cap)		$27.56
	vi.	Quarterly Interest		$32,191,609.15
		1.	Class A-1 Bond Coupon Payment	$0.00
		2.	Class A-2 Bond Coupon Payment	$0.00
		3.	Class A-3 Bond Coupon Payment	$3,455,509.15
		4.	Class A-4 Bond Coupon Payment	$3,376,800.00
		5.	Class A-5 Bond Coupon Payment	$5,344,475.00
		6.	Class A-6 Bond Coupon Payment	$3,880,200.00
		7.	Class A-7 Bond Coupon Payment	$8,019,375.00
		8.	Class A-8 Bond Coupon Payment	$8,115,250.00
	vii.	Principal Due and Payable		$ -
	viii.	Scheduled Quarterly Principal		$64,138,231.00
		1.	Class A-1 Bond Principal Payment	$0.00
		2.	Class A-2 Bond Principal Payment	$0.00
		3.	Class A-3 Bond Principal Payment	$64,138,231.00
		4.	Class A-4 Bond Principal Payment	$0.00
		5.	Class A-5 Bond Principal Payment	$0.00
		6.	Class A-6 Bond Principal Payment	$0.00
		7.	Class A-7 Bond Principal Payment	$0.00
		8.	Class A-8 Bond Principal Payment	$0.00
**	ix.	Operating Expenses (in excess of $100,000)		$0.00
	x.	Funding of Capital Subaccount (to required level)		$0.00
	xi.	Funding of Overcollateralization Subaccount (to required level)		$313,928.21
***	xii.	Net Earnings on Capital Subaccount Released to Issuer		$51,090.45
	xiii.	Deposits to Reserve Subaccount		$0.00
	xiv.	Released to Issuer upon Series Retirement: Collection Account		$0.00

5.	Outstanding Principal Balance and Collection Account Balance as of Current Payment Date: (after giving effect to payments to be made on such payment date):
	i.	Class A-1 Principal Balance		$0.00
	ii.	Class A-2 Principal Balance		$0.00
	iii.	Class A-3 Principal Balance		$145,286,566.00
	iv.	Class A-4 Principal Balance		$201,000,000.00
	v.	Class A-5 Principal Balance		$313,000,000.00
	vi.	Class A-6 Principal Balance		$223,000,000.00
	vii.	Class A-7 Principal Balance		$455,000,000.00
	viii.	Class A-8 Principal Balance		$454,000,000.00
	ix.	Transition Bond Principal Balance		$1,791,286,566.00

	x.	Reserve Subaccount Balance		$7,287,463.97
	xi.	Overcollateralization Subaccount Balance		$3,597,297.16
	xii.	Capital Subaccount Balance (less $100K)		$12,000,000.00

6.	Subaccount Draws as of Current Payment Date (if applicable, pursuant to Section 8.02(d) of the Indenture):
	i.	Reserve Subaccount		$7,928,187.83
	ii.	Overcollateralization Subaccount		$0.00
	iii.	Capital Subaccount		$0.00
	iv.	Total Draws		$7,928,187.83

7.	Shortfalls In Interest and Principal Payments as of Current Payment Date:
	i.	Quarterly Interest		$0.00
		1.	Class A-1 Bond Coupon Payment	$0.00
		2.	Class A-2 Bond Coupon Payment	$0.00
		3.	Class A-3 Bond Coupon Payment	$0.00
		4.	Class A-4 Bond Coupon Payment	$0.00
		5.	Class A-5 Bond Coupon Payment	$0.00
		6.	Class A-6 Bond Coupon Payment	$0.00
		7.	Class A-7 Bond Coupon Payment	$0.00
		8.	Class A-8 Bond Coupon Payment	$0.00
	ii.	Quarterly Principal		$0.00
		1.	Class A-1 Bond Principal Payment	$0.00
		2.	Class A-2 Bond Principal Payment	$0.00
		3.	Class A-3 Bond Principal Payment	$0.00
		4.	Class A-4 Bond Principal Payment	$0.00
		5.	Class A-5 Bond Principal Payment	$0.00
		6.	Class A-6 Bond Principal Payment	$0.00
		7.	Class A-7 Bond Principal Payment	$0.00
		8.	Class A-8 Bond Principal Payment	$0.00

8.	Shortfalls in Required Subaccount Levels as of Current Payment Date:
	i.	Overcollateralization Subaccount		$0.00
	ii.	Capital Subaccount		$0.00

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Quarterly Servicer's Bond this 21st day of June, 2002.

PPL Electric Utilities Corporation, as Servicer

by: /s/ James E. Abel
	James E. Abel
	Treasurer

Note: Quarterly allocation of items in 4:
*	Bank of New York
**	PPL Electric Utilities Corporation
***	PPL Transition Bond Company, LLC